SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of October 14, 2005 (this “Supplemental Indenture"), by and among Champion Home Builders Co., a Michigan corporation (the “Company”), Champion Enterprises, Inc., a Michigan corporation ("Parent"), the Subsidiary Guarantors party hereto (the "Subsidiary Guarantors"), and J.P. Morgan Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as successor in interest to Bank One Trust Company, N.A., as Trustee (the "Trustee") to the Indenture referred to below.

A.         The Company, Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (as supplemented on January 13, 2003, January 31, 2003 and October 13, 2005, and as such may be further amended and supplemented from time to time, the "Indenture"), dated as of April 22, 2002, providing for the issuance of the Company's 11¼% Senior Notes due 2007 (the "Notes");

B.         Section 9.02 of the Indenture provides that the Company, Parent, the Subsidiary Guarantors and the Trustee may, with certain exceptions, amend the Indenture and the Notes with the consent of the Holders (as defined in the Indenture) of a majority in principal amount of the Notes then outstanding;

C.         The Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of September 30, 2005 (the "Solicitation Statement"), and accompanying Consent and Letter of Transmittal, dated as of September 30, 2005, to the Holders of the Notes in connection with certain proposed amendments to the Indenture as described in the Solicitation Statement (the "Proposed Amendments");

D.         The Holders of at least a majority of the $88,430,000 outstanding principal amount of the Notes have duly consented to the Proposed Amendments;

E.         The Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the Proposed Amendments; and

F.         The execution and delivery of this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Parent and each Subsidiary Guarantor, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Parent, the Subsidiary Guarantors and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

1. Definitions.

(a)            Upon the Effective Date (as defined herein) of this Supplemental Indenture certain definitions in the Indenture and the Notes shall be deemed deleted when references to such definitions would be eliminated as a result of the amendments described herein.

(b)           Any definitions used exclusively in the provisions of the Indenture and the Notes that are deleted as described herein, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture and the Notes that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety or revised to conform herewith.

2. Amendments to the Indenture and the Notes.

(a)            Article 4 – Covenants. The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with "Intentionally Omitted.":

Existing Section Number	Caption
Section 4.03	Reports
Section 4.04	Compliance Certificate
Section 4.05	Taxes
Section 4.06	Stay, Extension and Usury Laws
Section 4.07	Restricted Payments
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.10	No Guarantees of Parent Indebtedness
Section 4.11	Transactions with Affiliates
Section 4.12	Liens
Section 4.13	Future Subsidiary Guarantors
Section 4.14	Corporate Existence
Section 4.15	Asset Sales
Section 4.16	Change of Control
Section 4.17	Business Activities
Section 4.18	Sale and Leaseback Transactions
Section 4.19	Payments for Consent

(b)           Article 5 – Successors. Paragraph (b) of Section 5.01 of the Indenture, "Merger, Consolidation, or Sale of Assets," is hereby amended by deleting clauses (ii) and (iii) thereof.

(c)            Article 6 – Defaults and Remedies. Section 6.01 of the Indenture, "Events of Default," is hereby amended by deleting paragraphs (d), (e), (f) and (g) thereof.

3. Condition. The effectiveness of this Supplemental Indenture, as of the date hereof (the "Effective Date"), shall be subject to the acceptance of the Notes for payment on the Acceptance Date (as defined in the Solicitation Statement) in accordance with the terms of the Solicitation Statement.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CHAMPION HOME BUILDERS CO.

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: Vice President, Secretary
and General Counsel

CHAMPION ENTERPRISES, INC.

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: Senior Vice President,
General Counsel and Secretary

SUBSIDIARY GUARANTORS:

A-1 CHAMPION GP, INC.
ALPINE HOMES, INC.
ART RICHTER INSURANCE, INC.
CARE FREE HOMES, INC.
CHI, INC. (F/K/A CARNIVAL HOMES, INC.)
CHAMPION ENTERPRISES MANAGEMENT CO.
CHAMPION FINANCIAL CORPORATION CHAMPION GP, INC.
CHAMPION RETAIL, INC.(F/K/A CHAMPION HOME CENTERS, INC.)
CHAMPION MOTOR COACH, INC.
CHAMPION HOMES OF BOAZ, INC.
CRH LIQUIDATING CORP. (F/K/A CREST RIDGE HOMES, INC.)
DUTCH HOUSING, INC.
FLEMING COUNTY INDUSTRIES, INC. GATEWAY ACCEPTANCE CORP.
GM LIQUIDATING CORP. (F/K/A GRAND MANOR, INC.)
HOMEPRIDE FINANCE CORP.
HOMES OF MERIT, INC.
I.D.A., INCORPORATED
ISEMAN CORP.
LAMPLIGHTER HOMES, INC.
MODULINE INDUSTRIES (CANADA), LTD.

MODULINE INTERNATIONAL, INC.
NEW ERA BUILDING SYSTEMS, INC.
PRAIRIE RIDGE, INC.
REDMAN HOMES, INC.
REDMAN INDUSTRIES, INC.
SAN JOSE ADVANTAGE HOMES, INC. SERVICE CONTRACT CORPORATION SOUTHERN SHOWCASE FINANCE, INC. SOUTHERN SHOWCASE HOUSING, INC. STAR FLEET, INC.
TRADING POST MOBILE HOMES, INC. VICTORY INVESTMENT CO. WESTERN HOMES CORPORATION
WM LIQUIDATING CORP. (F/K/A WHITWORTH MANAGEMENT, INC.)

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: Secretary

THE UNDERSIGNED, IN THE CAPACITIES INDICATED, IS THE AUTHORIZED SIGNATORY FOR THE FOLLOWING SUBSIDIARY GUARANTORS:
GENESIS HOME CENTERS, LIMITED PARTNERSHIP
HH LIQUIDATING L.P. (F/K/A HEARTLAND HOMES, L.P.)

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: as Secretary of Champion GP, Inc., General Partner of Genesis Home Centers, Limited Partnership and
HH Liquidating L.P.

A-1 HOMES GROUP, L.P.

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: as Secretary of A-1 Champion GP, Inc., General Partner of A-1 Homes Group, L.P.

HOMES OF KENTUCKIANA, L.L.C.

By: /s/ John J. Collins, Jr.
Name: John J. Collins, Jr.
Title: as Secretary of Trading Post Mobile Homes, Inc., Sole Member of Homes of Kentuckiana, L.L.C.

J.P. Morgan Trust Company,
National Association,
as Trustee

By:/s/ J.P. Morgan